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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-77566 and No. 33-96750) and in the Registration Statement on Form S-8 (No. 33-77232) of Reunion Resources Company of our reports dated August 22, 1995, relating to the consolidated financial statements of Oneida Molded Plastics Corporation, which appear in the Current Report on Form 8-K/A of Reunion Resources Company dated November 9, 1995.



PRICE WATERHOUSE LLP

Pittsburgh, Pennsylvania
November 9, 1995